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                                                                    EXHIBIT 12.1

         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                              NINE MONTHS
                                                 ENDED           YEAR ENDED    YEAR ENDED  YEAR ENDED    YEAR ENDED    YEAR ENDED
                                             DECEMBER 31,        MARCH 31,      MARCH 31,   MARCH 31,    MARCH 31,      MARCH 31,
                                                  2003              2003          2002        2001          2000          1999
                                           -----------------     ----------    ----------  ----------    ----------    ----------
Consolidated pretax income (loss) from
    continuing operations                  $          (4,432)       2,223        (2,948)     20,129        13,694       (10,818)

Net amortization of debt issuance expense              1,591        1,626         1,420       1,389         1,326         1,412

Interest expense                                      24,122       27,048        28,553      31,653        32,637        34,830

Interest portion of rental expense                     1,126        1,501         1,579       1,766         1,885         2,199
                                           -----------------       ------        ------      ------        ------        ------

    Earnings                               $          22,407       32,398        28,604      54,937        49,542        27,623
                                           =================       ======        ======      ======        ======        ======

Interest expense                           $          24,122       27,048        28,553      31,653        32,637        34,830

Net amortization of debt issuance expense              1,591        1,626         1,420       1,389         1,326         1,412

Interest portion of rental expense                     1,126        1,501         1,579       1,766         1,885         2,199
                                           -----------------       ------        ------      ------        ------        ------

    Fixed Charges                          $          26,839       30,175        31,552      34,808        35,848        38,441
                                           =================       ======        ======      ======        ======        ======

    Ratio of Earnings to Fixed Charges                    (a)        1.07x           (a)       1.58x         1.38x           (a)
                                           =================       ======        ======      ======        ======        ======

(a) The deficiency of earnings required to cover fixed charges for the nine months ended December 31, 2003, the fiscal years ended March 31, 2002 and 1999 was $4,432, $2,948 and $10,818, respectively. The deficiency of earnings to cover fixed charges is computed by subtracting earnings before fixed charges, income taxes and discontinued operations from fixed charges. Fixed charges consist of interest expense and one-third of operating lease rental expense, which is deemed to be representative of the interest factor. The deficiency of earnings required to cover fixed charges includes depreciation of property, plant and equipment and amortization of goodwill and other assets and non-cash charges which are reflected in cost of sales and selling, general and administrative expenses, in the following amounts (in thousands):

                       NINE MONTHS      FISCAL YEAR ENDED
                          ENDED             MARCH 31,
                      DECEMBER 31,   ----------------------
                          2003           2002        1999
                     --------------  -----------  ---------
Depreciation         $    17,734          26,209     27,911
Amortization                 497           4,175      4,025
Non-cash charges             171           4,723        945
                     -----------          ------     ------
  Total              $    18,402          35,107     32,881
                     ===========          ======     ======



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